EXHIBIT 10.33

ENVISION SOLAR INTERNATIONAL, INC.

AMENDED AND RESTATED

RESTRICTED STOCK GRANT AGREEMENT

This Amended and Restated Restricted Stock Grant Agreement (the “Agreement”) is made and entered into as of December 31, 2016 (the “Effective Date”) by and between Envision Solar International, Inc., a Nevada corporation (the “Company”), and the person named below (the “Grantee”). This Agreement entirely replaces and supersedes the original agreement among the parties of even date herewith, covering the same subject matter.

Grantee:	Peter Davidson
Social Security Number:
Address:

Total Number of Shares to Be Granted:	1,500,000 (the “Restricted Shares”)

1.       Grant of Restricted Shares.

1.1       Grant of Restricted Shares. In consideration for the performance of services by the Grantee for the Company as a director, the Company hereby grants the Restricted Shares to the Grantee, subject to the conditions of this Agreement. As used in this Agreement, the term “Shares” shall mean shares of the Company’s common stock, par value $0.001 per share, which include the Restricted Shares granted under this Agreement, and all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits with respect to the Shares, and (iii) in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

1.2       No Escrow of Restricted Shares. The Restricted Shares will be issued as they vest in accordance with this Agreement and will not otherwise be issued or held in escrow or otherwise be outstanding prior to their vesting and issuance under this Agreement. Grantee will have no right to dividends, distributions or similar rights associated with issued and outstanding shares of the common stock of the Company with respect to Restricted Shares until such Restricted Shares have been vested and issued to the Grantee, except as specifically provided in Section 2.2, 2.3, or otherwise in this Agreement.

2.       Vesting. An amount equal to 750,000 of the Restricted Shares shall vest and be issued to the Grantee under this Agreement in accordance with the vesting schedule set forth in Section 2.1 and the other conditions precedent to the vesting and issuance of the Restricted Shares, subject to Sections 2.2 and 2.3 of this Agreement.

2.1       Schedule of Vesting. Grantee shall be entitled to the vesting and issuance of Restricted Shares as follows: 62,500 Restricted Shares per quarter, or pro rata amount thereof for partial quarters, over a 36 month period commencing to accrue on January 1, 2017, issuable quarterly on the last day of each calendar quarter; provided, that the first issue will be of 62,500 Restricted Shares and is scheduled to occur on March 31, 2017, and the last issue will be of 62,500 Restricted Shares and is

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scheduled to occur on December 31, 2019; and provided further, that Grantee is, at the time of the scheduled issue, serving as a director, officer, employee or key consultant of the Company. Furthermore, the Restricted Shares shall include an additional 750,000 Shares which will only vest and be issued with the specific approval of the Company’s Board of Directors by duly adopted resolutions, or upon the achievement of certain performance milestones to be established by resolutions duly adopted by the Company’s Board of Directors.

2.2       Adjustment to Number of Shares. In the event of a forward or reverse stock split of the issued and outstanding shares of common stock of the Company, a common stock dividend or distribution, an asset distribution, recapitalization, reorganization or similar transaction by the Company which would customarily result in an adjustment to the number of shares of common stock issuable or outstanding under other outstanding securities of the Company, then the number of Shares subject to vesting and issuance under this Agreement will automatically be adjusted upward or downward, as the case may be, proportionately and appropriately.

2.3 Acceleration of Vesting. In the event of a “Change of Control” as defined below in Section 2.3 of this Agreement, any Restricted Shares that have not yet vested but would vest according to schedule upon the continued employment or engagement of the Grantee as an officer, director, employee or consultant of the Company, then all such unvested Restricted Shares shall immediately vest in full and be issued to the Grantee, subject to the closing of the transaction or event causing the Change of Control. For the purpose of this Agreement, “Change of Control” means the acquisition by any person, entity or “group”, within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding, for this purpose, (A) the Company, or (B) any employee benefit plan of the Company or its subsidiaries, which (1) acquires beneficial ownership of voting securities of the Company (within the meaning of Rule 13d-3 promulgated under the Exchange Act), equal to or greater than 33% of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, resulting from a transaction or series of related transactions effecting the Company, or (2) individuals who, as of December 31, 2016, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 31, 2016 whose appointment was approved by a majority of the directors then serving as directors of the Company, or whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board, or (3) approval by the stockholders of the Company of (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities entitled to vote generally in the election of directors of the reorganized, merged or consolidated company, or (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company.

2.4       Termination. If the Grantee’s services with the Company, whether as a director, officer, employee or consultant, terminate for any reason before all of the Restricted Shares have vested

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in accordance with Section 2.1 of this Agreement, then the Restricted Shares which have not yet vested as of the date of such termination shall immediately be cancelled as of the date of such termination.

2.5       Title to Shares. The exact spelling of the name(s) under which Grantee shall take title to the Shares is:

_________________________________________________

_________________________________________________

Grantee desires to take title to the Shares as follows:

[ ] Individual, as separate property

[ ] Husband and wife, as community property

[ ] Joint Tenants

To assign the Shares to a trust, a stock transfer agreement in a form and substance acceptable to the Company must be completed and executed and such transfer must comply with applicable federal and state securities laws.

3.       Representations and Warranties of Grantee. Grantee represents and warrants to the Company that:

3.1       Agrees to Terms of this Agreement. Grantee has received a copy of this Agreement, has read and understands the terms of this Agreement, and agrees to be bound by its terms and conditions.

3.2       Acceptance of Shares for Own Account for Investment. Grantee is acquiring the Shares for Grantee’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Grantee has no present intention of selling or otherwise disposing of all or any portion of the Shares.

3.3       Access to Information. Grantee has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Grantee reasonably considers important in making the decision to acquire the Shares, and Grantee has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

3.4       Understanding of Risks. Grantee is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Grantee may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of an investment in the Shares. Grantee is capable of evaluating the merits and risks of this investment, has the ability to protect Grantee’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

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3.5       No General Solicitation. At no time was Grantee presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and issue of the Shares.

4.       Compliance with Securities Laws. Grantee understands and acknowledges that the Shares have not been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act and that, notwithstanding any other provision of this Agreement to the contrary, the issuance of any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Grantee agrees to cooperate with the Company to ensure compliance with such laws.

5.       Restricted Securities.

5.1       No Transfers Unless Registered or Exempt. Grantee understands that Grantee may not transfer any Shares unless such Shares are registered under the Securities Act and qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Grantee understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares. Grantee has also been advised that exemptions from registration and qualification may not be available or may not permit Grantee to transfer all or any of the Shares in the amounts or at the times proposed by Grantee.

5.2       SEC Rule 144. In addition, Grantee has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, may not always be available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of six months, and in certain cases one (1) year, after they have been acquired before they may be resold under Rule 144. Grantee understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Grantee remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

6.       Market Standoff Agreement. Grantee agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Grantee shall not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration that is requested by such underwriters and subject to all restrictions as the Company or the underwriters may specify. Grantee further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing.

7.       Company Take-Along Right.

7.1       Approved Sale. If the Board of Directors of the Company (the “Board”) shall deliver a notice to Grantee (a “Sale Event Notice”) stating that the Board has approved a sale of all or a portion of the Company through a sale of assets, securities, or otherwise (an “Approved Sale”) and specifying the name and address of the proposed parties to such transaction and the consideration payable in connection therewith, Grantee shall (i) consent to and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (ii) waive any dissenter’s rights and other similar rights, and (iii) if the Approved Sale is structured as a sale of

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securities, agree to sell Grantee’s Shares on the terms and conditions of the Approved Sale which terms and conditions shall treat all stockholders of the Company equally (on a pro rata basis), except that shares having a liquidation preference may, if so provided in the documents governing such shares, receive an amount of consideration equal to such liquidation preference in addition to the consideration being paid to the holders of Shares not having a liquidation preference.

Grantee shall take all necessary and appropriate lawful actions as directed by the Board and the stockholders of the Company approving the Approved Sale in connection with the consummation of any Approved Sale, including without limitation, the execution of such agreements and instruments and other actions reasonably necessary to (A) provide the representations, warranties, indemnities, covenants, conditions, non-compete agreements, escrow agreements and other provisions and agreements necessary or reasonably appropriate to effect such Approved Sale, and (B) effectuate the allocation and distribution of the aggregate consideration from the Approved Sale, provided, that this Section 7 shall not require Grantee to indemnify the purchaser in any Approved Sale for breaches of the representations, warranties or covenants of the Company or any other stockholder, except to the extent (x) Grantee is not required to incur more than its pro rata share of such indemnity obligation (based on the total consideration to be received by all stockholders that are similarly situated and hold the same class or series of capital stock), and (y) such indemnity obligation is provided for and limited to a post-closing escrow or holdback arrangement of cash or stock paid in connection with the Approved Sale.

7.2       Costs. Grantee shall bear Grantee’s pro rata share (based upon the amount of consideration to be received) of the reasonable costs of any sale of Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all selling stockholders of the Company and are not otherwise paid by the Company or the acquiring party. Costs incurred by Grantee on Grantee’s own behalf shall not be considered costs of the transaction hereunder.

7.3       Share Delivery. At the consummation of the Approved Sale, Grantee shall, if applicable, deliver certificates representing the Shares to be transferred to the closing specified in the documents evidencing the Approved Sale, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any. The Shares to be transferred shall be free and clear of any liens, claims or encumbrances and Grantee shall so represent and warrant.

7.4       Termination of Company Take-Along Right. The Take-Along Right in Section 7.1 of this Agreement shall terminate as to the Shares upon the Public Trading Date of the Shares. For the purposes of this Agreement, the “Public Trading Date” of the Shares is the date on which the Shares first become freely tradable under the Securities Act, either pursuant to Rule 144 or another provision of the Securities Act. The holder of the Shares may apply to have all restrictive transfer legends removed from the certificates evidencing the Shares, provided that the request for legend removal is made at such times and in such manner that removal is accomplished in compliance with the Securities Act and the rules and regulations promulgated under the Securities Act; and provided further, that any proposed sale of Shares must comply with all Company policies and procedures, and with applicable federal, state and local laws.

8.       Rights as a Stockholder. Subject to the terms and conditions of this Agreement, Grantee shall have all of the rights of a stockholder of the Company with respect to the Shares after eligible Restricted Shares vest and are issued to the Grantee, until such time as Grantee disposes of the Shares.

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9.       Restrictive Legends and Stop-Transfer Orders.

9.1       Legends. Grantee understands and agrees that the Company shall place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Grantee and the Company or any agreement between Grantee and any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO UP TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN THAT CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF A PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

9.2       Stop-Transfer Instructions. Grantee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

9.3       Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

10.       Tax Consequences. GRANTEE UNDERSTANDS THAT GRANTEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF GRANTEE’S ACQUISITION OR DISPOSITION OF THE SHARES. GRANTEE REPRESENTS (i) THAT GRANTEE HAS CONSULTED WITH A TAX ADVISER THAT GRANTEE DEEMS ADVISABLE IN CONNECTION WITH THE ACQUISITION OR DISPOSITION OF THE SHARES AND (ii) THAT GRANTEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

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11.       Compliance with Laws and Regulations. The issuance and transfer of the Shares shall be subject to and conditioned upon compliance by the Company and Grantee with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s common stock may be listed or quoted at the time of such issuance or transfer.

12.       Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

13.       Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada as such laws are applied to agreements between Nevada residents entered into and to be performed entirely within Nevada, excluding that body of laws pertaining to conflict of laws. The venue for any legal proceedings under this Agreement shall be in the appropriate forum in the County of San Diego, State of California. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision shall be enforced to the maximum extent possible and the other provisions shall remain fully effective and enforceable.

14.       Notices. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated above or to such other address as Grantee may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, or (i) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), (ii) one (1) business day after its deposit with any return receipt express one (1) day courier (prepaid), or (iii) one (1) business day after transmission by facsimile or email.

15.       Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

16.       Headings; Counterparts. The captions and headings of this Agreement are included for ease of reference only and shall be disregarded in interpreting or construing this Agreement. All references herein to Sections shall refer to Sections of this Agreement. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement.

17.       Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter of this Agreement.

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WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative, and Grantee has executed this Agreement, as of the Effective Date.

Envision Solar International, Inc.	Grantee

By: /s/ Desmond Wheatley	/s/ Peter Davidson
(Signature)

Desmond Wheatley	Peter Davidson
(Please print name)	(Please print name)

Chief Executive Officer

(Please print title)

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Spouse Consent

The undersigned spouse of Peter Davidson (the “Grantee”) has read, understands, and hereby approves the Restricted Stock Grant Agreement between Envision Solar International, Inc., a Nevada corporation (the “Company”) and Grantee (the “Agreement”). In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall similarly be bound by the Agreement. The undersigned hereby appoints Grantee as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Date: December 31, 2016	Katherine Drew McGhee
Print Name of Grantee’s Spouse

Peter Davidson	/s/ Katherine Drew McGhee

(Please print name)	Signature of Grantee’s Spouse
Director	Address:
(Please print title)

/_/	Check this box if you do not have a spouse.

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